Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Reports Strong Revenue and Earnings Growth

Operating Margins Improve Across All Transportation Segments

MEMPHIS, Tenn., March 22, 2006 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.38 per diluted share for the third quarter ended February 28, compared to $1.03 per diluted share a year ago, a year-over-year increase of 34%.

FedEx Corp. reported the following consolidated results for the third quarter:

•                  Revenue of $8.00 billion, up 9% from $7.34 billion the previous year

•                  Operating income of $713 million, up 29% from $552 million a year ago

•                  Operating margin of 8.9%, up from last year’s 7.5%

•                  Net income of $428 million, up 35% from $317 million the previous year

“FedEx continues to deliver strong results by providing outstanding customer service around the world and by crisply executing our strategy of balancing volume and revenue growth with cost containment to improve our margins,” said Frederick W. Smith, chairman, president and chief executive officer of FedEx Corp.  “With our broad portfolio of services, FedEx is uniquely positioned to take advantage of continued growth in the global economy.”

Total combined average daily package volume at FedEx Ground and FedEx Express grew 4% year over year for the quarter, led by improved ground and international express package growth. Yield management remains a top priority across all transportation services. During the quarter, continued yield management actions in FedEx Express U.S. deferred services boosted yields while resulting in lower U.S. deferred express volume.

FedEx ranked second in FORTUNE magazine’s most recent “America’s Most Admired Companies” list and fourth in its “World’s Most Admired Companies” list. FedEx continues to place in the FORTUNE “100 Best Companies to Work For” list and has the largest employee base on that list.

Outlook

FedEx expects fourth quarter earnings to be $1.65 to $1.80 per diluted share. The company’s earnings guidance for the year is now $5.66 to $5.81 per diluted share compared to previous guidance of $5.45 to $5.70 per diluted share, which includes the net effect of a $0.15 per share lease accounting charge in the first quarter. Excluding the impact of the lease accounting charge, earnings for the year are expected to be $5.81 to $5.96 per diluted share. The capital spending forecast for fiscal 2006 is $2.6 billion.

“Earnings for our third quarter were better than forecasted due to a stronger than expected holiday peak season for FedEx Ground, improved productivity in our transportation segments, lower than expected fuel costs, deferral of advertising and promotion costs to the fourth quarter and a lower effective tax rate,” said Alan B. Graf, Jr., executive vice president and chief financial officer. “Our earnings guidance for the fourth quarter, which assumes continued economic growth, reflects a more normal expense trend.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•                  Revenue of $5.34 billion, up 9% from last year’s $4.92 billion

•                  Operating income of $446 million, up 31% from $340 million a year ago

•                  Operating margin of 8.4%, up from 6.9% the previous year

FedEx Express operating margin improved significantly year over year, benefiting from solid growth in FedEx International Priority (IP) and U.S. Overnight revenue, continuing yield management actions and improved productivity.

FedEx IP revenue grew 12% for the quarter. IP average daily package volume grew 10%, due to strong growth in Asia and Europe and continuing growth in U.S. export. IP revenue per package grew 2% due to higher fuel surcharges and improved regional mix, partially offset by currency exchange rate impacts. U.S. domestic revenue per package increased 8%, while U.S. domestic volume was down 3% resulting from yield management actions in lower-yielding U.S. deferred services. The increase in U.S. domestic revenue per package was mainly driven by higher fuel surcharges, the January 2006 price increases and yield management actions.

FedEx Express will begin utilizing three new flight frequencies into China later this month. This will provide the company a total of 26 weekly flights to China, the most of any U.S.-based cargo carrier.

On January 24, 2006, FedEx Express entered into an agreement with Tianjin Datian W. Group Co., Ltd. (“DTW Group”) to acquire DTW Group’s fifty percent share of the FedEx-DTW International Priority express joint venture and DTW Group’s domestic express network in China for approximately $400 million in cash. This acquisition will convert the company’s joint venture with DTW Group, formed in 1999, into a wholly owned subsidiary and increase our presence in China in the international and domestic express businesses. The acquisition is expected to be completed in the first half of fiscal 2007.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•                  Revenue of $1.36 billion, up 14% from last year’s $1.20 billion

•                  Operating income of $187 million, up 26% from $149 million a year ago

•                  Operating margin of 13.7%, up from 12.4% the previous year

FedEx Ground average daily package volume grew 11% year over year in the third quarter. Yield improved 5% primarily due to the January 2006 general rate increase, increased fuel surcharges and higher extra services revenue.

Operating margin improved due to revenue growth, higher productivity and effective cost controls, offset in part by investments in new technology and the company’s capacity expansion program. There was one fewer operating day in this year’s third quarter.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•                  Revenue of $848 million, up 14% from last year’s $747 million

•                  Operating income of $73 million, up 35% from $54 million a year ago

•                  Operating margin of 8.6%, up from 7.2% the previous year

Less-than-truckload (LTL) daily shipments increased 7% year over year due to greater demand for FedEx Freight’s regional and interregional services.  Yield improved 7% year over year reflecting incremental fuel surcharges and higher rates. Operating margin improved during the quarter due to growth in LTL revenue combined with productivity gains.

FedEx Kinko’s Segment

For the third quarter, the FedEx Kinko’s segment reported:

•                  Revenue of $501 million, up slightly from last year’s $499 million

•                  Operating income of $7 million, down 36% from $11 million a year ago

•                  Operating margin of 1.4%, down from 2.2% the previous year

FedEx Kinko’s revenue for the quarter increased slightly, driven by continued growth from package acceptance revenues and the year over year benefit from the conversion of certain FedEx World Service Centers to FedEx Kinko’s Ship Centers in April 2005. This growth was offset by a decline in copy product line revenues, due in part to a competitive pricing environment.

Operating margin was negatively affected by the decline in copy revenues and increases in costs associated with technology and product offering initiatives. Increased package acceptance revenues and declines in copy product line revenues are expected to continue in the fourth quarter, as are increased costs to enhance service levels and implement new technologies.

During the third quarter, FedEx veteran Kenneth A. May was named president and chief executive officer of FedEx Kinko’s and Brian D. Philips, formerly vice president of U.S. marketing for FedEx, succeeded May as executive vice president and chief operating officer.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $32 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 260,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter FY2006 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on March 22 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

TO GAAP FINANCIAL MEASURE

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the impact of the one-time, non-cash lease accounting charge from our full year guidance will allow more accurate comparisons to prior periods of our expected operating performance in fiscal 2006. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

FY 2006 Diluted EPS Guidance
Non-GAAP Measure	$5.81 to $5.96
First Quarter Lease Accounting Charge, Net of Variable Compensation and Income Taxes	(0.15)
GAAP Measure	$5.66 to $5.81

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2006

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2006	2005	%	2006	2005	%
Revenue:
FedEx Express segment	$5,340	$4,915	9%	$15,832	$14,365	10%
FedEx Ground segment	1,363	1,200	14%	3,889	3,447	13%
FedEx Freight segment	848	747	14%	2,672	2,374	13%
FedEx Kinko’s segment	501	499	0%	1,546	1,513	2%
Other & eliminations	(49)	(22)	NM	(139)	(51)	NM
Total Revenue	8,003	7,339	9%	23,800	21,648	10%

Operating Expenses:
Salaries and employee benefits	3,162	3,026	4%	9,305	8,876	5%
Purchased transportation	814	748	9%	2,397	2,176	10%
Rentals and landing fees	577	585	(1)%	1,826	1,713	7%
Depreciation and amortization	391	368	6%	1,147	1,091	5%
Fuel	774	570	36%	2,393	1,645	45%
Maintenance and repairs	427	413	3%	1,340	1,263	6%
Airline Stabilization Act charge	—	—	NM	—	48	NM
Other	1,145	1,077	6%	3,305	3,105	6%
Total Operating Expenses	7,290	6,787	7%	21,713	19,917	9%

Operating Income:
FedEx Express segment	446	340	31%	1,207	983	23%
FedEx Ground segment	187	149	26%	498	431	16%
FedEx Freight segment	73	54	35%	343	259	32%
FedEx Kinko’s segment	7	11	(36)%	39	59	(34)%
Other & eliminations	—	(2)	NM	—	(1)	NM
Total Operating Income	713	552	29%	2,087	1,731	21%

Other Income (Expense):
Interest, net	(28)	(34)	(18)%	(82)	(111)	(26)%
Other, net	(2)	(4)	(50)%	(13)	(18)	(28)%
Total Other Income (Expense)	(30)	(38)	(21)%	(95)	(129)	(26)%

Pretax Income	683	514	33%	1,992	1,602	24%

Provision for Income Taxes	255	197	29%	754	601	25%

Net Income	$428	$317	35%	$1,238	$1,001	24%

Diluted Earnings Per Share	$1.38	$1.03	34%	$4.01	$3.26	23%

Weighted Average Common and Common Equivalent Shares	310	308	1%	309	307	1%

Capital Expenditures	$530	$486	9%	$1,856	$1,661	12%

Average Full-Time Equivalents (FTEs in thousands)	223	219	2%	221	215	3%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2006

(In millions)

	Feb. 28, 2006	May 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,121	$1,039
Other current assets	4,393	4,230
Total Current Assets	5,514	5,269

Net Property and Equipment	10,423	9,643

Other Long-Term Assets	5,602	5,492

	$21,539	$20,404

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$241	$369
Other current liabilities	4,270	4,365
Total Current Liabilities	4,511	4,734

Long-Term Debt, Less Current Portion	2,209	2,427

Other Long-Term Liabilities	3,895	3,655

Total Common Stockholders’ Investment	10,924	9,588

	$21,539	$20,404

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2006

(In millions)

(Unaudited)

	Nine Months Ended February 28
	2006	2005

Operating Activities:
Net income	$1,238	$1,001
Noncash charges:
Depreciation and amortization	1,145	1,091
Other, net	243	29
Changes in operating assets and liabilities, net	(407)	(161)

Net cash provided by operating activities	2,219	1,960

Investing Activities:
Capital expenditures	(1,856)	(1,661)
Business acquisition	—	(122)
Proceeds from asset dispositions	44	10

Net cash used in investing activities	(1,812)	(1,773)

Financing Activities:
Dividends paid	(73)	(63)
Other, net	(252)	(86)

Net cash used in financing activities	(325)	(149)

Net increase in cash and cash equivalents	82	38

Cash and cash equivalents at beginning of period	1,039	1,046
Cash and cash equivalents at end of period	$1,121	$1,084

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$5,340	$4,915	9%		$15,832	$14,365	10%

Operating Expenses:
Salaries and employee benefits	2,019	1,961	3%		5,949	5,723	4%
Purchased transportation	238	216	10%		715	613	17%
Rentals and landing fees	408	411	(1)%		1,300	1,193	9%
Depreciation and amortization	203	199	2%		599	598	0%
Fuel	666	498	34%		2,054	1,433	43%
Maintenance and repairs	320	307	4%		1,020	954	7%
Airline Stabilization Act charge	—	—	NM		—	48	NM
Intercompany charges	386	382	1%		1,127	1,118	1%
Other	654	601	9%		1,861	1,702	9%
Total Operating Expenses	4,894	4,575	7%		14,625	13,382	9%

Operating Income	$446	$340	31%		$1,207	$983	23%

Operating Margin	8.4%	6.9%	1.5	pts	7.6%	6.8%	0.8	pts

OPERATING STATISTICS

Operating Weekdays	62	62	—		190	190	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,225	1,217	1%		1,205	1,182	2%
U.S. Overnight Envelope	711	681	4%		708	668	6%
U.S. Deferred	965	1,086	(11)%		916	961	(5)%
Total U.S. Domestic Package	2,901	2,984	(3)%		2,829	2,811	1%
International Priority	478	435	10%		467	432	8%
Total Average Daily Packages	3,379	3,419	(1)%		3,296	3,243	2%

Average Daily Freight Pounds (000s):

U.S.	9,619	9,331	3%		9,343	8,842	6%
International	2,177	1,868	17%		2,165	1,867	16%
Total Avg Daily Freight Pounds	11,796	11,199	5%		11,508	10,709	7%

YIELD
Revenue Per Package:

U.S. Overnight Box	$21.03	$19.79	6%		$20.80	$19.66	6%
U.S. Overnight Envelope	11.01	10.51	5%		10.81	10.35	4%
U.S. Deferred	12.54	11.26	11%		12.29	11.44	7%
Total U.S. Domestic Package	15.75	14.57	8%		15.55	14.63	6%
International Priority	57.00	56.14	2%		57.24	54.73	5%
Composite Package Yield	$21.59	$19.86	9%		$21.46	$19.97	7%

Revenue Per Freight Pound:

U.S.	$0.96	$0.82	17%		$0.93	$0.81	15%
International	0.80	0.81	(1)%		0.80	0.78	3%
Composite Freight Yield	$0.93	$0.82	13%		$0.90	$0.81	11%

Average Full-Time Equivalents (000s)	126	126	—		125	123	2%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$1,363	$1,200	14%		$3,889	$3,447	13%

Operating Expenses:
Salaries and employee benefits	237	214	11%		688	624	10%
Purchased transportation	517	464	11%		1,489	1,330	12%
Rentals	35	31	13%		102	89	15%
Depreciation and amortization	58	47	23%		161	130	24%
Fuel	21	11	91%		66	31	113%
Maintenance and repairs	29	28	4%		86	80	8%
Intercompany charges	135	124	9%		384	358	7%
Other	144	132	9%		415	374	11%
Total Operating Expenses	1,176	1,051	12%		3,391	3,016	12%

Operating Income	$187	$149	26%		$498	$431	16%

Operating Margin	13.7%	12.4%	1.3	pts	12.8%	12.5%	0.3	pts

OPERATING STATISTICS

Operating Weekdays	62	63	(2)%		190	191	(1)%

Average Daily Package Volume(1) (000s)	2,944	2,660	11%		2,788	2,609	7%
Yield (Revenue Per Package)(1)	$7.10	$6.79	5%		$6.97	$6.60	6%

(1) - Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$848	$747	14%		$2,672	$2,374	13%

Operating Expenses:
Salaries and employee benefits	449	404	11%		1,330	1,220	9%
Purchased transportation	68	71	(4)%		221	243	(9)%
Rentals and landing fees	23	25	(8)%		72	76	(5)%
Depreciation and amortization	29	25	16%		88	75	17%
Fuel	87	61	43%		273	180	52%
Maintenance and repairs	30	33	(9)%		88	95	(7)%
Intercompany charges	9	6	50%		27	19	42%
Other	80	68	18%		230	207	11%
Total Operating Expenses	775	693	12%		2,329	2,115	10%

Operating Income	$73	$54	35%		$343	$259	32%

Operating Margin	8.6%	7.2%	1.4	pts	12.8%	10.9%	1.9	pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		189	189	—

LTL Shipments Per Day (000s)	64	60	7%		66	63	5%
Weight Per LTL Shipment (lbs)	1,141	1,129	1%		1,145	1,129	1%
LTL Revenue/CWT	$16.74	$15.58	7%		$16.70	$15.36	9%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$501	$499	0%		$1,546	$1,513	2%

Operating Expenses:
Salaries and employee benefits	185	185	—		561	553	1%
Rentals	94	103	(9)%		295	312	(5)%
Depreciation and amortization	35	36	(3)%		108	100	8%
Maintenance and repairs	18	17	6%		55	51	8%
Intercompany charges	8	(1)	NM		18	5	260%
Other operating expenses:
Supplies, including paper and toner	67	70	(4)%		204	205	(0)%
Other	87	78	12%		266	228	17%
Total Operating Expenses	494	488	1%		1,507	1,454	4%

Operating Income	$7	$11	(36)%		$39	$59	(34)%

Operating Margin	1.4%	2.2%	(0.8	)pts	2.5%	3.9%	(1.4	)pts

Note: Certain prior period amounts have been reclassified to conform to the current period’s presentation.